EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                               Six Months Ended                                             Fiscal Year Ended
                                         ------------------------------------------------------------------------------------------------------------
                                           August 3,     August 4,            February 2,    February 3,   January 29,    January 30   January 31
                                             2002          2001                   2002          2001*          2000          1999         1998
                                         ----------------------------        -----------------------------------------------------------------------

Consolidated pretax income                   $ 109,795       $ 8,531              $ 111,571     $ 140,860      $ 283,949    $ 219,084     $ 410,035
Fixed charges (less capitalized
interest)                                      102,295       113,333                214,649       249,671        261,638      219,341       147,466
                                         ----------------------------        -----------------------------------------------------------------------

EARNINGS                                     $ 212,090     $ 121,864              $ 326,220     $ 390,531      $ 545,587    $ 438,425     $ 557,501
                                         ============================        =======================================================================

Interest                                      $ 92,191     $ 102,147              $ 190,388     $ 224,323      $ 236,566    $ 196,680     $ 129,237
Capitalized interest                               912         3,153                  5,415         4,720          5,177        3,050         3,644
Interest factor in rent expense                 10,104        11,186                 24,261        25,348         25,072       22,661        18,229
                                         ----------------------------        -----------------------------------------------------------------------

FIXED CHARGES                                $ 103,207     $ 116,486              $ 220,064     $ 254,391      $ 266,815    $ 222,391     $ 151,110
                                         ============================        =======================================================================

Ratio of earnings to fixed charges                2.05          1.05                   1.48          1.54           2.04         1.97          3.69
                                         ============================        =======================================================================

 * 53 Weeks